Exhibit 10.27.7
THE MACERICH COMPANY
STOCK UNIT AWARD AGREEMENT
2003 EQUITY INCENTIVE PLAN
(NON-EMPLOYEE DIRECTOR AWARDS)

Participant Name:
Soc. Sec. No.:
No. Stock Units:	()

Vesting Schedule:	100% of the Stock Units (as defined below) on the first anniversary of the Award Date.

Award Date:	[March , ],
THIS AGREEMENT is among THE MACERICH COMPANY, a Maryland corporation (the “Corporation”), THE MACERICH PARTNERSHIP L.P., a Delaware limited partnership (the “Operating Partnership”), and ___________________ (the “Director”), and is delivered under The Macerich Company 2003 Equity Incentive Plan, as it may be amended from time to time, which includes any applicable programs under the Plan (the “Plan”).
W I T N E S S E T H
WHEREAS, pursuant to the Plan, the Corporation has granted to the Director with reference to services rendered and to be rendered to the Corporation, effective as of the Award Date, a stock unit award (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.
NOW THEREFORE, in consideration of services rendered and to be rendered by the Director and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
1.Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
2.    Grant.  Subject to the terms of this Agreement and the Plan, the Corporation grants to the Director a Stock Unit Award with respect to an aggregate number of Stock Units (the “Stock Units”) set forth above.  The consideration for the shares issuable with respect to the Stock Units on the terms set forth in this Agreement includes services and the rights hereunder in an amount not less than the minimum lawful consideration under Maryland law.
3.     Vesting.  The Award shall vest and become nonforfeitable (subject to Section 6.4 of the Plan), with respect to the portion of the total number of Stock Units comprising the Award (subject to adjustment under Section 6.2 of the Plan) on the dates specified in the Vesting Schedule above, subject to earlier termination or acceleration as provided herein or in the Plan.
To the extent the Stock Units vest on more than one date, the vesting of the Stock Units shall at all times be treated as a series of separate payments (on the respective vesting dates) for purposes of Section 409A of the Code.
4.     Continuance of Service Required.  Except as otherwise provided in Sections 8(a) and 9, the Vesting Schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement.  Service for any period of time (including a substantial period of time) after the Award Date will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 3 or 8 hereof if the express conditions to vesting set forth in such Sections have not been satisfied.
5.      Dividend and Voting Rights.
(a)    Limitations on Rights Associated with Units.  The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.
(b)    Dividend Equivalent Rights Distributions.  As of any applicable dividend or distribution payment date, the Director shall, except as otherwise provided below in this Section 5(b), receive a payment of cash, shares of Common Stock or other property, as determined by the Committee, on the dividend payment date in an amount equal to or, if applicable, of equivalent value as the full amount of the dividend or distribution then made with respect to each share of Common Stock (a “Dividend Equivalent Right”) multiplied by the number of Stock Units that are outstanding under the Award as of the applicable dividend record date; provided, however, that if the Director has made a valid election to defer payment of the Stock Units as contemplated by Section 7 below, any Dividend Equivalent Rights with respect to such deferred Stock Units shall be credited to the Director as of the applicable dividend or distribution payment date and shall be paid at the same time as the deferred Stock Units to which they relate. Any cash, shares or other property paid on account of Dividend Equivalent Rights with respect to this Award shall be fully vested and nonforfeitable when paid (or, in the case of Dividend Equivalent Rights credited in respect of Stock Units subject to a deferral election, shall be fully vested and nonforfeitable when credited), regardless of whether the Stock Units to which they relate are vested or unvested, provided that the Director shall have no Dividend Equivalent Rights with respect to any Stock Units that, as of the applicable dividend or distribution payment date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8. Dividend Equivalent Rights shall be paid or credited only with respect to cash dividends and distributions, and dividends in connection with which holders of shares of Common Stock have the right to elect to receive cash, shares of Common Stock of equivalent value, or a combination thereof (dividends referred to in this sentence are referred to as “Cash or Combination Dividends”). Cash or Combination Dividends do not include any dividend declared by the Corporation solely in shares of Common Stock or other non-cash property (a “Stock Dividend”). Regardless of the form in which the applicable dividend or distribution is paid to holders of Common Stock, the Committee shall have the authority, in its sole discretion, in connection with each dividend to determine whether Dividend Equivalent Rights are satisfied through the payment of cash, the delivery of shares of Common Stock of equivalent value, other property, or any combination thereof, including without limitation such combination as (i) is determined on the basis of elections made by holders of shares of Common Stock (subject to any applicable limitation on the aggregate amount of cash available to be included in the dividend or distribution) or (ii) is applicable to those holders of Common Stock who fail to make a valid election. The Committee shall also have the authority to determine the measure of equivalent value per share through such valuation methodologies as it deems reasonable, including without limitation a formula based on (I) such combination of cash and shares of Common Stock as reflects the relative percentages of the aggregate dividend or distribution paid by the Corporation after giving effect to all valid elections received by the Corporation from holders of Common Stock (subject to any applicable limitation on the aggregate amount of cash available to be included in the dividend or distribution) and (II) the value per share of Common Stock used to calculate the number of shares of Common Stock to be issued on the applicable dividend or distribution payment date on account of such dividend or distribution to holders of Common Stock.
6.    Restrictions on Transfer.  Prior to the time they are paid, neither the Stock Units comprising the Award nor any other rights of the Director under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.8 and 4.1 of the Plan and as would comply with Section 409A of the Code.  No other exceptions have been authorized by the Committee.
7.    Timing and Manner of Distribution with Respect to Stock Units. Vested Stock Units shall be paid by the Corporation delivering to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to the Award that became vested and had not theretofore been paid. Subject to the following provisions of this Section 7, payment of Stock Units that vest pursuant to Section 3 shall be made in the calendar year in which the particular Stock Units vest (and on or as soon as administratively practical after the Vesting Date); provided, however, that the Director may elect, on a form and in a manner prescribed by the Committee (the “Election Form”), to defer any such payment of vested Stock Units (and any Dividend Equivalent Rights credited in respect of such vested Stock Units pursuant to Section 5(b)) as provided in the Election Form; provided, further, that any such election must be made prior to the Award Date and at least twelve (12) months before the first vesting date set forth on the Vesting Schedule (or such earlier date as prescribed by the Board) or, if the Award is granted to a Director in connection with his or her appointment to the Board, at such time as may be permitted or required under Section 409A of the Code, and any such deferral of payment must comply with any applicable requirements of Section 409A of the Code. In the event such a deferral election is made, any vested Stock Units covered by that election shall be paid in accordance with the Election Form, subject to the next sentence. In the event that the Director’s Stock Units become vested pursuant to Section 9 in connection with a Change in Control Event (as defined in Section 9), the Director’s vested Stock Units (including both Stock Units that had previously vested and those that vest in connection with such event) shall be paid (to the extent not theretofore paid) on or as soon as administratively practical after (and in all events within seventy four (74) days after) the date of such Change in Control Event. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8. For purposes of this Agreement, “Separation from Service” has the meaning given to such term for purposes of Section 409A of the Code (which Separation from Service generally will occur on the date the Director ceases to be a member of the Board). The Director or other person entitled under the Plan to receive the shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 6.4 of the Plan.  Pursuant to Section 1.7 of the Plan, fractional share interests shall be disregarded, but may be accumulated.  The Board, however, may determine that cash, securities or other property will be paid or transferred in lieu of fractional share interests.
8.    Effect of Termination of Service.
(a)    Effect of Total Disability or Death. If the Director’s services as a member of the Board of Directors terminate due to his or her death or Total Disability, any portion of the Award that is then outstanding and has not previously vested shall thereupon vest.
(b)    Forfeiture after Certain Events.  Except as provided in Section 8(a), the Director’s Stock Units shall be extinguished to the extent such Stock Units have not become vested upon the date the Director’s services as a member of the Board of Directors terminate for any reason. If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units, without payment of any consideration by the Corporation, shall automatically terminate and be cancelled, without any other action by the Director, or the Director’s Beneficiary or Personal Representative, as the case may be.
(c)    Delayed Payment. Notwithstanding the foregoing, solely to the extent that a delay in payment is required in order to avoid the imposition of any tax under Section 409A of the Code, if a payment obligation under this Agreement arises on account of the Director’s “separation from service” (within the meaning of Section 409A of the Code) while the Director is a “specified employee” (as determined for purposes of Section 409A(a)(2)(B) of the Code in good faith by the Board), then payment of any amount or benefit provided under this Agreement that is considered to be non-qualified deferred compensation for purposes of Section 409A of the Code and that is scheduled to be paid within six (6) months after such separation from service shall be paid without interest on the first business day after the date that is six months following the Director’s separation from service (or, if earlier, within thirty (30) days following the Director’s death).
9.     Change in Control Event. Upon the occurrence of a Change in Control Event, the Director’s Stock Units, to the extent such units are then outstanding and not vested, shall become fully vested as of the date of the Change in Control Event and shall be paid in accordance with Section 7. For all purposes under this Agreement and notwithstanding any other provision of this Agreement or the Plan to the contrary, “Change in Control Event” as used herein shall have the meaning provided in clause (b) of the definition of such term in the Corporation’s Eligible Directors’ Deferred Compensation/Phantom Stock Plan, as in effect from time to time.
10.    Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2 of the Plan, the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award; provided, however, that the Committee shall not make any such adjustment to the Award with respect to any Cash or Combination Dividend, but it shall make an adjustment to the Award pursuant to Section 6.2 of the Plan with respect to any Stock Dividend. If any adjustment shall be made under Section 6.2 of the Plan, the amount payable in respect of the Stock Unit Award may be made payable in the securities or other consideration (the “Restricted Property”) payable in respect of the Common Stock.  Such Restricted Property shall become payable at such times and in such proportion as the underlying Stock Units to which the Restricted Property relates.  Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Stock Unit Award vests.  Notwithstanding the foregoing, the Stock Unit Award and any Common Stock payable in respect of the Stock Unit Award shall continue to be subject to such proportionate and equitable adjustments (if any) under Section 6.2 of the Plan consistent with the effect of such event on stockholders generally, as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units and Stock Unit Accounts credited under the Plan.  All rights of the Director hereunder are subject to those adjustments. If a Change in Control Event occurs, Section 6.2(c) of the Plan shall not apply, and the vesting and payment of the Award will be governed by this Agreement.
11.    Possible Early Termination of Award.  As permitted by Section 6.2(b) of the Plan, and without limiting the authority of the Committee under other provisions of Section 6.2 of the Plan or Section 8 of this Agreement, the Committee retains the right to terminate the Award, to the extent it has not vested, upon a dissolution of the Corporation or a reorganization event or transaction which the Corporation does not survive (or does not survive as a public company in respect of its outstanding common stock).
12.    Limitations on Acceleration and Reduction in Benefits in Event of Tax Limitations.
(a)    Reduction in Benefits.  If the Director would be entitled to benefits, payments or coverage hereunder and under any other plan, program or agreement which would constitute “parachute payments,” then notwithstanding any other provision of this Agreement or of any such other plan, program or agreement, such “parachute payments” shall be reduced or modified in such manner, if any, as may be specified in this Agreement prior to any reduction or modification being made under any other then-existing agreement between the Corporation and the Director (other than any Stock Unit Award Agreement under the Plan). If any “parachute payment” reduction provisions become applicable under this Agreement and one or more other Stock Unit Award Agreements under the Plan, then the “parachute payments” under this Agreement and such other Stock Unit Award Agreement(s) shall be reduced or modified in reverse chronological order of the scheduled vesting dates of the “parachute payments” under all such agreements (the Stock Units with the latest scheduled vesting date reduced or modified first) so that the Corporation is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.
(b)    Determination of Limitations.  The term “parachute payments” shall have the meaning set forth in and be determined in accordance with Section 280G of the Code and regulations issued thereunder.  All determinations required by this Section 12, including without limitation the determination of whether any benefit, payment or coverage would constitute a parachute payment, the calculation of the value of any parachute payment and the determination of the extent to which any parachute payment would be nondeductible for federal income tax purposes because of Section 280G of the Code, shall be made by an independent accounting firm (other than the Corporation’s outside auditing firm) having nationally recognized expertise in such matters selected by the Committee.  Any such determination by such accounting firm shall be binding on the Corporation, its Subsidiaries and the Director.
13.    Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, to the attention of the Corporate Secretary and to the Director at the address given beneath the Director’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.
14.    Plan.  The Award and all rights of the Director with respect thereto are subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted to Eligible Persons.  The Director acknowledges receipt of a copy of the Plan which is made a part hereof by this reference, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Director unless such rights are otherwise in the sole discretion of the Committee specifically so conferred by appropriate action of the Committee under the Plan after the date hereof.
15.    No Service Commitment by Corporation.  Nothing contained in this Agreement or the Plan constitutes a service commitment by the Corporation, confers upon the Director any right to remain in service as a member of the Board, interferes in any way with the right of the Corporation at any time to terminate such service as a member of the Board, or affects the right of the Corporation to increase or decrease the Director’s other compensation or benefits.
16.    Limitation on Director’s Rights.  Participation in this Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable in cash, if any, on the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By the Director’s execution of this Agreement, the Director agrees to the terms and conditions of this Agreement and of the Plan.
THE MACERICH COMPANY
(a Maryland corporation)
By: ___________________________________

THE MACERICH PARTNERSHIP, L.P.
(a Delaware limited partnership)

By:	The Macerich Company
(its general partner)
By: ___________________________________

DIRECTOR
_____________________________
[Name and Address]

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